Exhibit 10.22

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT dated as of October 1, 2006, made by each of the undersigned (each a “Pledgor” and, collectively, the “Pledgors”), in favor of Dymas Funding Company, LLC, in its capacity as administrative agent (in such capacity, the “Administrative Agent”) on behalf of the Lenders referred to below.

WITNESSETH:

WHEREAS, Body Shop of America, Inc., a Florida corporation (“Body Shop”), Catalogue Ventures, Inc., a Florida corporation (“CV”, Body Shop and CV, together with each other Person who becomes a borrower under the Financing Agreement referred to below, each a “Borrower” and collectively, the “Borrowers”), Body Central Acquisition Corp., a Delaware corporation (“Parent”), Rinzi Air, L.L.C., a Florida limited liability company (“Rinzi”, Rinzi, together with Parent and each other Person who becomes a guarantor under the Financing Agreement, each a “Guarantor” and collectively, the “Guarantors”), the financial institutions from time to time party thereto (each a “Lender” and collectively, the “Lenders”), and the Administrative Agent are parties to a Financing Agreement, dated as of October 1, 2006 (such agreement, as amended, restated or otherwise modified from time to time, being hereinafter referred to as the “Financing Agreement”), pursuant to which the Lenders have agreed to make certain revolving and term loans (collectively, the “Loans”) to the Borrowers;

WHEREAS, it is a condition precedent to the making of any Loans by the Lenders pursuant to the Financing Agreement that the Pledgors shall have executed and delivered to the Administrative Agent a pledge and security agreement providing for the pledge to the Administrative Agent, for the benefit of the Lenders, and the grant to the Administrative Agent, for the benefit of the Lenders, of a security interest in and Lien on the outstanding shares of Capital Stock (as defined in the Financing Agreement) and indebtedness from time to time owned by such Pledgor of each Person now or hereafter existing and in which such Pledgor has any interest at any time;

WHEREAS, the Pledgors are mutually dependent on each other in the conduct of their respective businesses as an integrated operation, with the credit needed from time to time by each Pledgor often being provided through financing obtained by the other Pledgors and the ability to obtain such financing being dependent on the successful operations of all of the Pledgors as a whole; and

WHEREAS, each Pledgor has determined that the execution, delivery and performance of this Agreement directly benefit, and are in the best interest of such Pledgor;

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lenders to make and maintain the Loans pursuant to the Financing Agreement, each Pledgor hereby jointly and severally agrees with the Administrative Agent, for the benefit of the Lenders, as follows:

SECTION 1.           Definitions.  Reference is hereby made to the Financing Agreement for a statement of the terms thereof.  All terms used in this Agreement which are defined in the Financing Agreement or in Article 8 or Article 9 of the Uniform Commercial Code (the “Code”) in effect from time to time in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided, that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Administrative Agent may otherwise determine.

SECTION 2.           Pledge and Grant of Security Interest.  As collateral security for all of the Obligations (as defined in Section 3 hereof), each Pledgor hereby pledges and assigns to the Administrative Agent, for the benefit of the Lenders and other holders of the Obligations, a continuing security interest in and Lien on such Pledgor’s right, title and interest in and to the following (the “Pledged Collateral”):

(a)           the indebtedness described in Schedule I hereto and all indebtedness from time to time required to be pledged to the Administrative Agent pursuant to the terms of the Financing Agreement (the “Pledged Debt”), the promissory notes and other instruments evidencing the Pledged Debt and all interest, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

(b)           the shares of stock, partnership interests, member interests and other equity interests described in Schedule II hereto (the “Pledged Shares”), whether or not evidenced or represented by any stock certificate, certificated security or other instrument, issued by the Persons described in such Schedule II (the “Existing Issuers”), the certificates representing the Pledged Shares, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property (including but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(c)           the shares of stock, partnership interests, member interests or other equity interests at any time and from time to time acquired by such Pledgor of any and all Persons now or hereafter existing, all or a portion of such stock or other equity interests which are acquired by such Person at any time (such Persons, together with the Existing Issuers, being hereinafter referred to collectively as the “Pledged Issuers” and individually as a “Pledged Issuer”), the certificates representing such shares, partnership interests, member interests or other interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, partnership interests, member interests or other interests;

(d)           all additional shares of stock, partnership interests, member interests or other equity interests from time to time acquired by such Pledgor, of any Pledged Issuer, the certificates representing such additional shares, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares, interests or equity;

(e)           all investment property, financial assets, securities, Capital Stock, other equity interests, stock options and commodity contracts of such Pledgor, all notes, debentures, bonds, promissory notes or other evidences of indebtedness of such Pledgor, and all other assets now or hereafter received or receivable with respect to the foregoing;

(f)            all security entitlements of such Pledgor in any and all of the foregoing; and

(g)           all proceeds (including proceeds of proceeds) of any and all of the foregoing;

in each case, whether now owned or hereafter acquired by such Pledgor and howsoever its interest therein may arise or appear (whether by ownership, security interest, Lien, claim or otherwise).

SECTION 3.           Security for Obligations.  The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the Obligations, including, but not limited to, the following, whether now existing or hereafter incurred:

(a)           the prompt payment by the Pledgors, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by the Pledgors to the Administrative Agent or the Lenders in respect of the Financing Agreement and all other Loan Documents, including, without limitation, (i) principal of and interest on the Loans (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Pledgor whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding), (ii) in the case of a Guarantor, all amounts from time to time owing by such Pledgor in respect of its guaranty made pursuant to Article 10 of the Financing Agreement or under any other Guaranty to which it is a party, including all obligations guaranteed by such Pledgor, (iii) all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under the Financing Agreement and any other Loan Document and (iv) all other “Obligations” (as defined in the Financing Agreement); and

(b)           the due performance and observance by each of the Pledgors of all of their other obligations from time to time existing in respect of the Financing Agreement and all other Loan Documents.

SECTION 4.           Delivery of the Pledged Collateral.

(a)           (i)            All promissory notes currently evidencing the Pledged Debt and all certificates currently representing the Pledged Shares shall be delivered to the Administrative Agent on or prior to the execution and delivery of this Agreement.  All other promissory notes, certificates and instruments constituting Pledged Collateral from time to time required to be pledged to the Administrative Agent pursuant to the terms hereof (the “Additional Collateral”) shall be delivered to the Administrative Agent promptly upon receipt thereof by or on behalf of any of the Pledgors.  All such promissory notes, certificates and instruments shall be held by or on behalf of the Administrative Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance satisfactory to the Administrative Agent.  If any Pledged Collateral consists of uncertificated securities, unless the immediately following sentence is applicable thereto, such Pledgor shall cause the Administrative Agent (or its custodian, nominee or other designee) to become the registered holder thereof, or cause each issuer of such securities to agree that it will comply with instructions originated by the Administrative Agent with respect to such securities without further consent by such Pledgor.  If any Pledged Collateral consists of security entitlements, such Pledgor shall transfer such security entitlements to the Administrative Agent (or its custodian, nominee or other designee) or cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Administrative- Agent without further consent by such Pledgor.

(ii)           Within five (5) days of the receipt by a Pledgor of any Additional Collateral, a Pledge Amendment, duly executed by such Pledgor, in substantially the form of Annex I hereto (a “Pledge Amendment”), shall be delivered to the Administrative Agent in respect of the Additional Collateral to be pledged pursuant to this Agreement and the Financing Agreement.  The Pledge Amendment shall from and after delivery thereof constitute part of Schedules I and II hereto.  Each Pledgor hereby authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement and agrees that all promissory notes, certificates or instruments listed on any Pledge Amendment delivered to the Administrative Agent shall for all purposes hereunder constitute Pledged Collateral and such Pledgor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 5 with respect to such Additional Collateral.

(b)           If any Pledgor shall receive, by virtue of such Pledgor’s being or having been an owner of any Pledged Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by such Pledgor pursuant to Section 7 hereof) or in securities or other property or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, such Pledgor shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of the Administrative Agent, shall segregate it from such Pledgor’s other property and shall deliver it forthwith to the Administrative Agent, in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Administrative Agent as Pledged Collateral and as further collateral security for the Obligations.

SECTION 5.           Representations and Warranties.  Each Pledgor jointly and severally represents and warrants as follows:

(a)           Each Pledgor (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, and (ii) has all requisite power and authority to execute, deliver and perform this Agreement.

(b)           The execution, delivery and performance by each Pledgor of this Agreement (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or bylaws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on or affecting it or any of its properties, and (iii) do not and will not result in or require the creation of any Lien upon or with respect to any of its properties other than pursuant to this Agreement.

(c)           The Existing Issuers set forth in Schedule II hereto are the Pledgors’ only Subsidiaries existing on the date hereof.  The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable and the holders thereof are not entitled to any preemptive, first refusal or other similar rights.  Except as noted in Schedule II hereto, the Pledged

Shares constitute 100% of the issued shares of Capital Stock, partnership interests or member interests, as applicable, of the Pledged Issuers as of the date hereof.  All other shares of stock constituting Pledged Collateral will be duly authorized and validly issued, fully paid and nonassessable.

(d)           The promissory notes currently evidencing the Pledged Debt have been, and all other promissory notes from time to time evidencing Pledged Debt, when executed and delivered, will have been, duly authorized, executed and delivered by the respective makers thereof, and all such promissory notes are or will be, as the case may be, legal, valid and binding obligations of such makers, enforceable against such makers in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.

(e)           Each Pledgor is and will be at all times the legal and beneficial owner of its Pledged Collateral free and clear of all Liens, except for the Lien created by this Agreement and Permitted Liens.

(f)            The exercise by the Administrative Agent of any of its rights and remedies in accordance with the terms of this Agreement will not contravene any law or any contractual restriction binding on or affecting any Pledgor or any of the properties of any Pledgor and will not result in or require the creation of any Lien upon or with respect to any of the properties of such Pledgor other than pursuant to this Agreement or the other Loan Documents.

(g)           No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by any Pledgor for (i) the due execution, delivery and performance by any Pledgor of this Agreement, (ii) the grant by any Pledgor, or the perfection, of the Lien created hereby in the Pledged Collateral or (iii) the exercise by the Administrative Agent of any of its rights and remedies hereunder, except as may be required in connection with any sale of any Pledged Collateral by laws affecting the offering and sale of securities generally.

(h)           This Agreement creates a valid Lien in favor of the Administrative Agent in the Pledged Collateral as security for the Obligations.  The Administrative Agent’s having possession of the promissory notes evidencing the Pledged Debt, the certificates representing the Pledged Shares and all other certificates, appropriate instruments of transfer and cash constituting Pledged Collateral from time to time results in the perfection of such Lien.  Such Lien is, or in the case of Pledged Collateral in which any of the Pledgors obtains rights after the date hereof, will be, a perfected, first priority Lien, subject only to Permitted Liens.  All action necessary or desirable to perfect and protect such Lien has been duly taken, except for the Administrative Agent’s having possession of certificates, instruments and cash constituting Pledged Collateral after the date hereof.

SECTION 6.           Covenants as to the Pledged Collateral.  So long as any Obligation shall remain outstanding, each Pledgor shall, unless the Administrative Agent shall otherwise consent in writing:

(a)           keep adequate records concerning the Pledged Collateral and permit the Administrative Agent or any agents, designees or representatives thereof to examine and make copies of and abstracts from such records pursuant to the terms of the Financing Agreement;

(b)           at the Pledgors’ joint and several expense, promptly deliver to the Administrative Agent a copy of each material notice or other material communication received by it in respect of the Pledged Collateral;

(c)           at the Pledgors’ joint and several expense, defend the Administrative Agent’s right, title and security interest in and to the Pledged Collateral against the claims of any Person;

(d)           at the Pledgors’ joint and several expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Administrative Agent may reasonably request in order to (i) perfect and protect, or maintain the perfection of, the security interest and Lien created hereby, (ii) enable the Administrative Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral or (iii) otherwise effect the purposes of this Agreement, including, without limitation, delivering to the Administrative Agent, after the occurrence and during the continuation of an Event of Default, irrevocable proxies in respect of the Pledged Collateral;

(e)           not sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any Pledged Collateral or any interest therein except as expressly permitted by Section 7.02(c) of the Financing Agreement;

(f)            not create or suffer to exist any Lien upon or with respect to any Pledged Collateral, except for the Lien created hereby and any Permitted Liens;

(g)           not make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral other than pursuant to the Loan Documents;

(h)           not permit the issuance of (i) any additional shares of any class of Capital Stock of any Pledged Issuer, (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of Capital Stock or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of Capital Stock; and

(i)            not take or fail to take any action which would in any manner impair the value or enforceability of the Administrative Agent’s security interest in and Lien on any Pledged Collateral.

SECTION 7.           Voting Rights, Dividends, Etc. in Respect of the Pledged Collateral.

(a)           So long as no Event of Default shall have occurred and be continuing:

(i)            each Pledgor may exercise any and all voting and other consensual rights pertaining to any Pledged Collateral for any purpose not inconsistent with the terms of this Agreement, the Financing Agreement or the other Loan Documents;

(ii)           each of the Pledgors may receive and retain any and all dividends, interest payments or other distributions paid in respect of the Pledged Collateral to the extent permitted by the Financing Agreement; provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral,

(B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, together with any dividend, interest payment or other distribution which at the time of such dividend, interest payment or other distribution was not permitted by the Financing Agreement, shall be, and shall forthwith be delivered to the Administrative Agent to hold as, Pledged Collateral and shall, if received by any of the Pledgors, be received in trust for the benefit of the Administrative Agent, shall be segregated from the other property or funds of the Pledgors, and shall be forthwith delivered to the Administrative Agent in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Administrative Agent as Pledged Collateral and as further collateral security for the Obligations; and

(iii)          the Administrative Agent will execute and deliver (or cause to be executed and delivered) to a Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(a)(i) hereof and to receive the dividends, interest and/or other distributions which it is authorized to receive and retain pursuant to Section 7(a)(ii) hereof.

(b)           Upon the occurrence and during the continuance of an Event of Default:

(i)            all rights of each Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) hereof, and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) hereof, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments;

(ii)           the Administrative Agent is authorized to notify each debtor with respect to the Pledged Debt to make payment directly to the Administrative Agent and may collect any and all moneys due or to become due to any Pledgor in respect of the Pledged Debt, and each of the Pledgors hereby authorizes each such debtor to make such payment directly to the Administrative Agent without any duty of inquiry;

(iii)          without limiting the generality of the foregoing, the Administrative Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Pledged Issuer, or upon the exercise by any Pledged Issuer of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

(iv)          all dividends, distributions, interest and other payments which are received by any of the Pledgors contrary to the provisions of Section 7(b)(i) hereof shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of the

Pledgors, and shall be forthwith paid over to the Administrative Agent as Pledged Collateral in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Administrative Agent as Pledged Collateral and as further collateral security for the Obligations.

SECTION 8.           Additional Provisions Concerning the Pledged Collateral.

(a)           To the maximum extent permitted by applicable law, each Pledgor (i) authorizes the Administrative Agent during the continuance of an Event of Default to execute any such agreements, instruments or other documents in such Pledgor’s name and to file such agreements, instruments or other documents in such Pledgor’s name in any appropriate filing office, (ii) authorizes the Administrative Agent to file any financing statements required hereunder or under any other Loan Document, and any continuation statements or amendments with respect thereto, in any appropriate filing office without the signature of such Pledgor and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Pledgor prior to the date hereof.  A photocopy or other reproduction of this Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b)           Each Pledgor hereby irrevocably appoints the Administrative Agent as such Pledgor’s attorney-in-fact and proxy, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Administrative Agent’s discretion, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of such Pledgor under Section 7(a) hereof), including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend, interest payment or other distribution in respect of any Pledged Collateral and to give full discharge for the same.  This power is coupled with an interest and is irrevocable until all of the Obligations are paid in full and all of the Commitments are terminated.

(c)           If, following Pledgors’ receipt of notice from the Administrative Agent of such failure (provided that no notice from the Administrative Agent shall be required after the occurrence and during the continuance of an Event of Default), any Pledgor fails to perform any agreement or obligation contained herein, the Administrative Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be jointly and severally payable by the Pledgors pursuant to Section 10 hereof and shall be secured by the Pledged Collateral.

(d)           The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Pledged Collateral in its possession and the accounting for monies actually received by it hereunder, the Administrative Agent shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to any Pledgor.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any.  Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

(e)           The Administrative Agent may in its discretion at any time after the occurrence and during the continuation of an Event of Default (i) without notice to any Pledgor, transfer or register in the name of the Administrative Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights of such Pledgor under Section 7(a) hereof and (ii) exchange certificates or instruments constituting Pledged Collateral for certificates or instruments of smaller or larger denominations.

SECTION 9.           Remedies Upon Default.  If any Event of Default shall have occurred and be continuing:

(a)           The Administrative Agent may exercise in respect of the Pledged Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Code then in effect in the State of New York; and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Administrative Agent may deem commercially reasonable.  Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Pledgor of the time and place of any public sale of Pledged Collateral owned by such Pledgor or the time after which any private sale is to be made shall constitute reasonable notification.  The Administrative Agent shall not be obligated to make any sale of Pledged Collateral regardless of whether or not notice of sale has been given.  The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)           In the event that the Administrative Agent determines to exercise its right to sell all or any part of the Pledged Collateral pursuant to Section 9(a) hereof, each Pledgor will, at such Pledgor’s expense and upon request by the Administrative Agent: (i) execute and deliver, and cause each issuer of such Pledged Collateral and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Administrative Agent, advisable to register such Pledged Collateral under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto, (ii) cause each issuer of such Pledged Collateral to qualify such Pledged Collateral under the state securities or “Blue Sky” laws of each jurisdiction, and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Administrative Agent, (iii) cause each Pledged Issuer to make available to its securityholders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act, and (iv) do or cause to be done all such other acts and things as may be necessary to make such sale of such Pledged Collateral valid and binding and in compliance with applicable law.  Each Pledgor acknowledges the impossibility of ascertaining the amount of damages: which would be suffered by the Administrative Agent by reason of the failure by any Pledgor to perform any of the covenants contained in this Section 9(b) and, consequently, agrees that, if any Pledgor fails to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Pledged Collateral on the date the Administrative Agent demands compliance with this Section 9(b); provided, however, that the payment of such amount shall not release any Pledgor from any of its obligations under any of the other Loan Documents.

(c)           Notwithstanding the provisions of Section 9(b) hereof, each Pledgor recognizes that the Administrative Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any other securities constituting Pledged Collateral and that the Administrative Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act.  Each Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that the Administrative Agent may, in such event, bid for the purchase of such securities.

(d)           Any cash held by the Administrative Agent as Pledged Collateral and all cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 10 hereof) in whole or in part by the Administrative Agent against, all or any  part of the Obligations in such order as the Administrative Agent shall elect consistent with the provisions of the Financing Agreement.  Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all of the Obligations after all.  Commitments have been terminated shall be paid over to the Pledgors or to such Person as may be lawfully entitled to receive such surplus.

(e)           In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent is legally entitled, the Pledgors shall be liable, jointly and severally, for the deficiency, together with interest thereon at the highest rate specified in the Financing Agreement for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs and expenses of any attorneys employed by the Administrative Agent to collect such deficiency.

SECTION 10.         Indemnity and Expenses.

(a)           Each Pledgor jointly and severally agrees to indemnify and hold harmless the Administrative Agent (and all of its respective officers, directors, employees, attorneys, consultants and agents) from and against any and all claims, damages, losses, liabilities obligations, penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements of counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except, as to any such indemnified Person, claims, losses or liabilities to the extent that such claims, losses or liabilities resulted from such Person’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

(b)           Each Pledgor jointly and severally agrees to pay to the Administrative Agent upon demand the amount of any and all costs and expenses, including the reasonable fees and disbursements of the Administrative Agent’s counsel and of any experts and agents, which the Administrative Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Administrative Agent hereunder, or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

SECTION 11.         Notices, Etc.  All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to any Pledgor, to such Pledgor at the address of the Loan Parties specified in the Financing.  Agreement; if to the Administrative Agent, to it at the address specified in the Financing Agreement; or as to either such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 11.  All such notices and other communications shall be effective (i) if mailed, when received or three (3) days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery.

SECTION 12.         Security Interest Absolute.  All rights of the Administrative Agent and the Lenders, all Liens and all obligations of each of the Pledgors hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of the Financing Agreement or any other agreement or instrument relating thereto, any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Financing Agreement or any other Loan Document, (iii) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of, or consent to departure from, any guaranty for all or any of the Obligations, or (iv) any other circumstance which might otherwise constitute a defense (other than satisfaction in full of the Obligations after the termination of all Commitments) available to, or a discharge of, any of the Pledgors in respect of the Obligations.  All authorizations and agencies contained, herein with respect to any of the Pledged Collateral are irrevocable and powers coupled with an interest.

SECTION 13.         Miscellaneous.

(a)           No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Administrative Agent and the Pledgors, and no waiver of any provision of this Agreement, and no consent to any departure by any of the Pledgors therefrom, shall be effective unless it is in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)           No failure on the part of the Administrative Agent or the Lenders to exercise, and no delay in exercising, any right hereunder or under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies of the Administrative Agent and the Lenders provided herein and in the Loan Documents are cumulative and are in addition to, and not exclusive of, any other rights or remedies provided by law.  The rights of the Administrative Agent and the Lenders under the applicable Loan Document against any party thereto are not conditional or contingent on any attempt by the Administrative Agent or the Lenders to exercise any of their rights under any other document against such party or against any other Person.

(c)           Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d)           This Agreement shall create a continuing security interest in and Lien on the Pledged Collateral and shall (i) remain in full force and effect until the payment in full or release of the Obligations after the termination of all of the Commitments and termination of the Financing Agreement in accordance with its terms and (ii) be binding on each Pledgor and, by its acceptance hereof, the Administrative Agent, and its respective successors and assigns, and shall inure, together with all rights and remedies of the Administrative Agent and the Lenders hereunder, to the benefit of the Administrative Agent and the Lenders and their respective successors, transferees and assigns.  Without limiting the generality of clause (ii) of the immediately preceding sentence, the Administrative Agent and the Lenders may assign or otherwise transfer their respective rights and obligations under this Agreement and any other Loan Document to any other Person in accordance with the terms of the Financing Agreement, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Administrative Agent and the Lenders herein or otherwise.  Upon any such assignment or transfer, all references in this Agreement to the Administrative Agent or any such Lender shall mean the assignee of the Administrative Agent or such Lender.  None of the rights or obligations of any of the Pledgors hereunder may be assigned or otherwise transferred without the prior written consent of the Administrative Agent, and any such assignment or transfer shall be null and void.

(e)           Upon the satisfaction in full of the Obligations after the termination of all of the Commitments (i) this Agreement and the security interest and Lien created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgors and (ii) the Administrative Agent will, upon the Pledgors’ request and at the Pledgors’ expense, (A) promptly return to the Pledgors such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Pledgors, without recourse, representation or warranty, such documents as the Pledgors shall reasonably request to evidence such termination.

(f)            This Agreement shall be governed by and construed in accordance with the law of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest and Lien created hereby, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the law of a jurisdiction other than the State of New York.

(g)           This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

(h)           All of the Obligations of the Pledgors hereunder are joint and several.  The Administrative Agent may, in its sole and absolute discretion, enforce the provisions hereof against any of the Pledgors and shall not be required to proceed against all Pledgors jointly or seek payment from the Pledgors ratably.  In addition, the Administrative Agent may, in its sole and absolute discretion, select the Pledged Collateral of any one or more of the Pledgors for sale or application to the Obligations, without regard to the ownership of such Pledged Collateral, and shall not be required to make such selection ratably from the Pledged Collateral owned by all of the Pledgors.  The release or discharge of any Pledgor by the Administrative Agent shall not release or discharge any other Pledgor from the obligations of such Person hereunder.

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IN WITNESS WHEREOF, the Pledgors have caused this Agreement to be executed and delivered by their officer thereunto duly authorized, as of the date first above written.

PLEDGORS:

BODY CENTRAL ACQUISITION CORP.,
Delaware corporation

By:	/s/ Carlo A. von Schroeter
Name: Carlo A. von Schroeder
Title: Vice President

BODY SHOP OF AMERICA, INC.

By:	/s/ Carlo A. von Schroeter
Name: Carlo A. von Schroeder
Title: Vice President

Acknowledgement of Issuers

October 1, 2006

Each of the undersigned Existing Issuers (as defined in the foregoing Pledge and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified and in effect form time to time, the “Pledge Agreement”; capitalized terms used herein having the meanings assigned in such Pledge Agreement) hereby acknowledges that it has received an executed copy of the Pledge Agreement, agrees to record in its records the pledge of the equity interests of such Existing Issuer as provided in the Pledge Agreement and waives any right to at any time hereafter be provided with a copy of the foregoing Pledge Agreement in connection with any exercise by the Administrative Agent (or its custodian, nominee or other designee) of voting or other consensual rights in respect of the Pledged Collateral or any registration of any of the Pledged Collateral in the name of the Administrative Agent (or its custodian, nominee or other designee).

BODY SHOP OF AMERICA, INC.,
a Florida corporation

By:		/s/ Carlo A. von Schroeter
Name: Carlo A. von Schroeder
Title: Vice President

CATALOGUE VENTURES, INC.,
a Florida corporation

By:		/s/ Carlo A. von Schroeter
Name: Carlo A. von Schroeder
Title: Vice President

RINZI AIR, L.L.C.,
a Florida limited liability company

By:		BODY SHOP OF AMERICA, INC.,
its sole member

	By:	/s/ Carlo A. von Schroeter
Name: Carlo A von Schroeder
Title: Vice President